                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Arlington Tankers Ltd.:


We consent to the incorporation by reference in the registration statement (No. 333-138752) on Form S-3 of Arlington Tankers Ltd. of our report dated March 10, 2006, with respect to the consolidated balance sheet of Arlington Tankers Ltd. as of December 31, 2005, and the related consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for the year then ended, which report appears in the December 31, 2006 Annual Report on Form 10-K of Arlington Tankers, Ltd.


/s/ KPMG LLP

Stamford, Connecticut
March 14, 2007